As filed with the Securities and Exchange Commission on April 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALM HARBOR HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-1036634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas 75001

(Address of Principal Executive Offices)

PALM HARBOR HOMES, INC. 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Larry H. Keener

President and Chief Executive Officer

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

(Name and address of agent for service)

(972) 991-2422

(Telephone number, including area code, of agent for service)

With copies to:

Gina E. Betts

Locke Lord Bissell & Liddell LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

(214) 740-8000

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee(1)
Common Stock	1,844,000 shares(3)	$1.96	$3,614,240	$257.70

(1)	This registration statement registers 1,844,000 shares of the registrant’s common stock, par value $0.01 per share, for sale under the registrant’s 2009 Stock Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and the third sentence of Rule 457(h)(1) based upon the average of the high and low price of the common stock of Palm Harbor Homes, Inc. as reported on the Nasdaq Global Market on April 5, 2010.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock as may be offered or issued as a result of share splits, share dividends, or similar transactions.

EXPLANATORY NOTE

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate 1,844,000 shares of our common stock which may be issued, pursuant to the Palm Harbor Homes, Inc. 2009 Stock Incentive Plan.

The second part of this Registration Statement contains information required in accordance with the requirements of Part II of Form S-8.

REOFFER PROSPECTUS

PALM HARBOR HOMES, INC.

1,844,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale from time to time of up to 1,844,000 shares of common stock (the “Shares”) of Palm Harbor Homes, Inc. (“Palm Harbor”), that have been or will be acquired by certain persons (collectively referred to as the “Selling Securityholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) under the Palm Harbor Homes, Inc. 2009 Stock Incentive Plan (the “Plan”).

Our common stock is quoted on the NASDAQ Global Market under the symbol “PHHM.” On April 5, 2010, the last reported closing price of our common stock on NASDAQ was $2.00 per share.

The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 5, as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended March 27, 2009 and our quarterly reports on Form 10-Q for the quarterly periods ending June 26, 2009, September 25, 2009 and December 25, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in the prospectus, nor have they determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2010

You should rely only on the information contained herein, describing the securities offered hereby and on the information specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of securities in any state where such offer is not permitted. You should not assume that the information contained in this prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K):

•

Our Current Report on Form 8-K dated March 18, 2010, which updated Part 1, Item 1. Business, Part II, Item 6, Selected Consolidated Financial Data, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part II, Item 8. Consolidated Financial Statements, and Part II, Item 15. Exhibits and Financial Statement Schedules from our annual report on Form 10-K for the fiscal year ended March 27, 2009

•	Our Annual Report on Form 10-K for the fiscal year ended March 27, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended June 26, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended September 25, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended December 25, 2009;

•	Our Current Reports of Form 8-K filed May 1, 2009, May 21, 2009, January 4, 2010, February 1, 2010, February 3, 2010; and

•	The description of our common stock contained in our registration statement on Form 8-A filed June 15, 1995.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001-4600

Attention: Investor Relations

(972) 991-2422

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, you may read and copy our SEC filings at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006. Our SEC filings are also available through our website at www.palmharbor.com.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, or Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “experts,” “intend,” “estimate,” “anticipate,” “project,” “may” and similar expressions identify forward-looking statements. These may include statements regarding our growth opportunities, our ability to maintain current or meet projected house sales, the availability of mortgages for our products, including wholesale financing opportunities for such mortgages, the effect of current economic developments, including the effects of speculative building and the government $700 billion bail out plan that includes the Troubled Asset Relief Program (TARP) and the effect of other government regulations. Actual results may therefore differ materially from those described in our forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading “Risk Factors,” as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended March 27, 2009 and our quarterly reports on Form 10-Q for the quarterly periods ending June 26, 2009, September 25, 2009 and December 25, 2009. Readers should carefully review these sections, as well as our financial statements and the notes thereto in our Annual Report on Form 10-K for the fiscal year ended March 27, 2009, and the other documents we file from time to time with the SEC, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus and the applicable prospectus supplement or the date of any document that was incorporated by reference herein or therein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus and the applicable prospectus supplement.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” before making an investment decision.

THE COMPANY

Founded in 1977, Palm Harbor Homes, Inc. with its subsidiaries (collectively, “we” or “Palm Harbor”) is a leading manufacturer and marketer of factory-built homes in the United States. We market nationwide through vertically integrated operations, encompassing manufactured and modular housing, financing and insurance. At February 26, 2010, we operated nine manufacturing facilities in seven states that sell homes through 77 of our company-owned retail sales centers and builder locations and over 130 independent retail dealers, builders and developers. Through our subsidiary, CountryPlace Mortgage, Ltd. (CountryPlace), we currently offer conforming mortgages to purchasers of factory-built homes sold by company-owned retail sales centers and certain independent retail dealers, builders and developers. We provide property and casualty insurance for owners of manufactured homes through our subsidiary, Standard Casualty Company (Standard).

Manufactured Housing Operations. We manufacture single and multi-section manufactured homes under various brand names and in a variety of floor plans and price ranges. Our typical manufactured home contains two to five bedrooms, a living room, family room, dining room, kitchen, two or three bathrooms and features central air conditioning and heating, a range, refrigerator, carpeting and drapes. We also offer optional amenities such as dishwashers, washers, dryers, furniture packages and specialty cabinets. Although we produce manufactured homes across a wide retail price range, the average retail sales price (excluding land) for the first 11 months of fiscal 2010 of our manufactured homes was approximately $67,000.

Modular Housing Operations. We directed our focus to growth opportunities in the modular housing business when we acquired Nationwide Custom Homes (Nationwide) in June 2002. We manufacture modular homes principally through Nationwide. We also manufacture, sell, finance and insure a line of modular homes called Discovery Custom HomesTM. Modular homes are built in accordance with state or local building codes. Our modular homes include single story ranch homes, split-levels and two and three story homes with a variety of floor plans and exteriors. The average retail sales price (excluding land) for the first 11 months of fiscal 2010 of our modular homes was approximately $164,000.

Consumer Financing. There are three basic types of consumer financing in the factory-built housing industry: chattel or personal property loans for purchasers of a home with no real estate involved (generally HUD-code homes); non-conforming mortgages for purchasers of the home and the land on which the home is placed; and mortgage loans which comply with the requirements of Fannie Mae or Freddie Mac. Through CountryPlace, we currently offer conforming mortgages to certain home purchasers. CountryPlace is an approved seller-servicer with Fannie Mae, and is approved by HUD to originate FHA-insured mortgages under its Direct Endorsement program. CountryPlace does not participate in the sub-prime market. The loans that are originated through CountryPlace are sold to investors. CountryPlace also provides various loan origination and servicing functions for non-affiliated entities under contract.

Insurance. We offer property and casualty insurance, as well as extended warranties for owners of manufactured homes through our subsidiary, Standard. During fiscal 2009, 92% of homeowners who purchased a home through our own retail superstores purchased extended warranties and 70% purchased property and casualty insurance. As of February 26, 2010, Standard had approximately 11,799 policies in force.

Please see “Item 1. Business” in our Form 8-K dated March 18, 2010, which is incorporated by reference herein for further information regarding our business.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 1A — Risk Factors” of our most recent annual report on Form 10-K for the year ended March 27, 2009 and under “Forward-Looking Information/Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ending June 26, 2009, September 25, 2009 and December 25, 2009 that have been filed with the SEC and incorporated herein by reference in their entirety, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference before purchasing any of our securities. Each of the risks described in these sections and documents could adversely affect our business, financial condition, and results of operations, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

USE OF PROCEEDS

All of the common stock is being offered by the Selling Securityholders. We will not receive any proceeds from the sale of the common stock.

SELLING SECURITYHOLDERS

The following table sets forth the name of the Selling Securityholders, the total number of shares of common stock beneficially owned by them as of April 5, 2010, the total number of shares of common stock offered by the Selling Securityholders and the total number and percentage of outstanding common stock that will be beneficially owned by the Selling Securityholders upon completion of the offering. Since the Selling Securityholders may sell all, some or none of its common stock, the table assumes that the Selling Securityholders is offering, and will sell, all of the common stock to which this Prospectus relates.

Larry Kenner is our Chairman of the Board, Director and Chief Executive Officer and Kelly Tacke is our Executive Vice President-Finance, Chief Financial Officer and Secretary.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to this Offering(1)	Common Stock Being Offered, Assuming Full Vesting(2)	Percentage of Outstanding Common Stock Beneficially Owned, Assuming the Sale of All Common Stock Offered
Keith Alexander	2,364	55,320	*
Forrest Barnes	1,427	55,320	*
Barry Forest	0	55,320	*
Jane Holcomb	7,230	36,880	*
Larry Keener	425,760	221,280	2.8%
Maury Kennedy	0	55,320	*
Bert Kessler	0	36,880	*
Joe Kesterson	0	110,640	*
Richard Krebs	0	55,320	*
Allen McKemie	0	55,320	*
Ron Powell	4,680	110,640	*
Ralph Russell	27,399	36,880	*
Gavin Ryan	41,606	110,640	*
Shawn Sexton	1,558	55,320	*
Kelly Tacke	59,500	110,640	*
Mike Wnek	9,638	55,320	*

*	Less than one percent.

(1)	Does not include shares of common stock underlying options that have not vested.

(2)	Represents shares of common stock issuable upon exercise of options issued pursuant to the Palm Harbor Homes, Inc. 2009 Stock Incentive Plan.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwrites, brokers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at fixed prices:

•	at prevailing market prices at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out such short positions, or loan or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell the securities.

From time to time, one or more of the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the common stock will be the sale price of the common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our common stock is quoted on The NASDAQ Global Stock Market.

The common stock may be sold in some states only through registered or licensed brokers or dealers. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

If required, the common stock to be sold, names of the selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Locke Lord Bissell & Liddell LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Palm Harbor Homes, Inc. appearing in Palm Harbor Homes, Inc.’s Current Report (Form 8-K) dated March 18, 2010 for the year ended March 27, 2009 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Palm Harbor Homes, Inc. (“Palm Harbor”) hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the “Commission”).

•

Our Current Report on Form 8-K dated March 18, 2010, which updated Part 1, Item 1. Business, Part II, Item 6, Selected Consolidated Financial Data, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part II, Item 8. Consolidated Financial Statements, and Part II, Item 15. Exhibits and Financial Statement Schedules from our annual report on Form 10-K for the fiscal year ended March 27, 2009

•	Our Annual Report on Form 10-K for the fiscal year ended March 27, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended June 26, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended September 25, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended December 25, 2009;

•	Our Current Reports of Form 8-K filed May 1, 2009, May 21, 2009, January 4, 2010, February 2, 2010, February 3, 2010; and

•	The description of our common stock contained in our registration statement on Form 8-A filed June 15, 1995.

Palm Harbor will not, however, incorporate by reference any document or portions thereof that are not deemed “filed with the Commission,” including any information furnished pursuant to Item 2.02 or Item 7.01 of its Current Report on Form 8-K unless, and to the extent, specified in such reports.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Officers and Directors.

Section 607.0850 of the Florida Business Corporation Act, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (1) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (2) a transaction from which the individual derived an improper personal benefit; (3) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

Section 607.0850 further provides that unless the corporation’s articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (1) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (2) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (3) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

Our amended and restated articles of incorporation provide that we will indemnify any director or officer to full extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify such persons against any costs incurred by them in connection with any action, suit, arbitration or proceeding based upon, or arising from, such person’s service as our officer or director or one of our affiliates. Such indemnification will only be granted if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.	Description

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1).

4.2	Indenture dated May 11, 2004, by and between Palm Harbor Homes, Inc., as issuer, and American Stock Transfer & Trust Company, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-118669).

4.3	Form of 3.25% Convertible Senior Note due 2024 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form S-3, Registration No. 333-118669).

4.4	Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) among Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, and Textron Financial Corporation and the other Lenders named therein, as Lenders, and Textron Financial Corporation, as Administrative Agent and Arranger, dated May 25, 2004 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.5	First Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated June 30, 2005 (Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.6	Second Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated January 19, 2006 (Incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.7	Third Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 29, 2007 (Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.8	Fourth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 30, 2008 (Incorporated by reference to Exhibit 99.5 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.9	Fifth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated April 21, 2009 (Incorporated by reference to Exhibit 4.9 of the Registrant’s Form S-3 filed March 31, 2010).

4.10	Sixth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 30, 2008 (Incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K filed June 9, 2009).

4.11	Common Stock Purchase Warrant dated April 24, 2009 issued to Capital Southwest Venture Corporation by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.12	Common Stock Purchase Warrant dated April 24, 2009 issued to Sally Posey by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.13	Common Stock Purchase Warrant dated April 24, 2009 issued to The Estate of Leroy Posey, Deceased, by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.14	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to Capital Southwest Venture Corporation by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.15	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to Sally Posey by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.5 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.16	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to The Estate of Leroy Posey, Deceased, by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.6 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.17	Pledge and Security Agreement dated April 24, 2009 by and among Palm Harbor Homes, Inc., Capital Southwest Venture Corporation, Sally Posey and the Estate of Leroy Posey, Deceased (Incorporated by reference to Exhibit 99.7 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.18	Intercreditor Agreement dated April 24, 2009 by and among Palm Harbor Homes, Inc., Sally Posey and the Estate of Leroy Posey, Deceased (Incorporated by reference to Exhibit 99.8 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.19	Seventh Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 11 CountryPlace Acceptance Corporation, dated December 29, 2009 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed January 4, 2010).

4.20	Eighth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 29 CountryPlace Acceptance Corporation, dated January 27, 2010 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed February 1, 2010).

4.21	Warrant to purchase 62,542 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Sierra, LP. (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.22	Warrant to purchase 987,998 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Redwood, LP. (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.23	Warrant to purchase 158,705 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Willow, LP. (Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.24	Warrant to purchase 87,389 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Magnolia, LP. (Incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.25	Registration Rights Agreement dated January 29, 2010 by and among the Registrant, Virgo - Sierra, LP, Virgo - Redwood, LP, Virgo - Willow, LP, and Virgo - Magnolia, LP. (Incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

*5.1	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*23.1	Consent of Ernst & Young LLP.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on April 6, 2010.

Palm Harbor Homes, Inc.

By:	/s/ LARRY KEENER
Larry H. Keener
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry H. Keener and Kelly Tacke, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act and any amendments thereto and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ LARRY H. KEENER Larry H. Keener	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	April 6, 2010

/s/ KELLY TACKE Kelly Tacke	Executive Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 6, 2010

/s/ FREDERICK R. MEYER Frederick R. Meyer	Director	April 6, 2010

/s/ JOHN H. WILSON John H. Wilson	Director	April 6, 2010

/s/ A. GARY SHILLING A. Gary Shilling	Director	April 6, 2010

/s/ W. CHRISTOPHER WELLBORN W. Christopher Wellborn	Director	April 6, 2010

/s/ WILLIAM M. ASHBAUGH William M. Ashbaugh	Director	April 6, 2010

/s/ TIM SMITH Tim Smith	Director	April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1).

4.2	Indenture dated May 11, 2004, by and between Palm Harbor Homes, Inc., as issuer, and American Stock Transfer & Trust Company, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-118669).

4.3	Form of 3.25% Convertible Senior Note due 2024 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form S-3, Registration No. 333-118669).

4.4	Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) among Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, and Textron Financial Corporation and the other Lenders named therein, as Lenders, and Textron Financial Corporation, as Administrative Agent and Arranger, dated May 25, 2004 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.5	First Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated June 30, 2005 (Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.6	Second Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated January 19, 2006 (Incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.7	Third Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., Palm Harbor Homes I, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 29, 2007 (Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.8	Fourth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 30, 2008 (Incorporated by reference to Exhibit 99.5 of the Registrant’s Current Report on Form 8-K filed November 19, 2008).

4.9	Fifth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated April 21, 2009 (Incorporated by reference to Exhibit 4.9 of the Registrant’s Form S-3 filed March 31, 2010).

4.10	Sixth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods - Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc., Palm Harbor Manufacturing, L.P., and Palm Harbor Marketing, Inc., as Borrowers, dated May 30, 2008 (Incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K filed June 9, 2009).

4.11	Common Stock Purchase Warrant dated April 24, 2009 issued to Capital Southwest Venture Corporation by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.12	Common Stock Purchase Warrant dated April 24, 2009 issued to Sally Posey by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.13	Common Stock Purchase Warrant dated April 24, 2009 issued to The Estate of Leroy Posey, Deceased, by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.14	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to Capital Southwest Venture Corporation by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.15	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to Sally Posey by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.5 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.16	Senior Subordinated Secured Promissory Note dated April 24, 2009 issued to The Estate of Leroy Posey, Deceased, by Palm Harbor Homes, Inc. (Incorporated by reference to Exhibit 99.6 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.17	Pledge and Security Agreement dated April 24, 2009 by and among Palm Harbor Homes, Inc., Capital Southwest Venture Corporation, Sally Posey and the Estate of Leroy Posey, Deceased (Incorporated by reference to Exhibit 99.7 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.18	Intercreditor Agreement dated April 24, 2009 by and among Palm Harbor Homes, Inc., Sally Posey and the Estate of Leroy Posey, Deceased (Incorporated by reference to Exhibit 99.8 of the Registrant’s Current Report on Form 8-K filed May 1, 2009).

4.19	Seventh Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 11 CountryPlace Acceptance Corporation, dated December 29, 2009 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed January 4, 2010).

4.20	Eighth Amendment to Amended and Restated Agreement for Wholesale Financing (Finished Goods – Shared Credit Facility) by and between Textron Financial Corporation, and Palm Harbor Homes, Inc. and Palm Harbor Manufacturing, L.P., as Borrowers, and for purposes of Section 29 CountryPlace Acceptance Corporation, dated January 27, 2010 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed February 1, 2010).

4.21	Warrant to purchase 62,542 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Sierra, LP. (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.22	Warrant to purchase 987,998 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Redwood, LP. (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.23	Warrant to purchase 158,705 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Willow, LP. (Incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.24	Warrant to purchase 87,389 shares of Common Stock, dated January 29, 2010, issued by the Registrant to Virgo - Magnolia, LP. (Incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

4.25	Registration Rights Agreement dated January 29, 2010 by and among the Registrant, Virgo - Sierra, LP, Virgo - Redwood, LP, Virgo - Willow, LP, and Virgo - Magnolia, LP. (Incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K filed February 3, 2010).

*5.1	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*23.1	Consent of Ernst & Young LLP.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

*	Filed herewith.